Calculation of Filing Fee Tables
S-8
NERVGEN PHARMA CORP.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common shares, no par value per share	Other	3,000,000	$ 3.69	$ 11,070,000.00	0.0001381	$ 1,528.77
Total Offering Amounts:						$ 11,070,000.00		$ 1,528.77
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,528.77
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") shall also cover any additional common shares of the registrant, no par value per share (the "Common Shares") that become issuable with respect to the securities identified in the above table under the registrant's 2026 Equity Incentive Plan (the "Omnibus Plan") by reason of any share dividend, share split, recapitalization or other similar transaction effected without the registrant's receipt of consideration which results in an increase in the number of outstanding Common Shares. (2) Represents Common Shares reserved for issuance pursuant to future awards under the Omnibus Plan. (3) Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of US$3.69 per share, which is the average of the high and low prices for the Common Shares of the registrant on May 5, 2026, as quoted on the Nasdaq Capital Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources